Exhibit 10.52


                      AMENDMENT NO. 5

     AMENDMENT NO. 5 dated as of July 23, 1999 to the
AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 21,
1995 among THE PEP BOYS - MANNY, MOE & JACK, the Banks signatory thereto and THE CHASE MANHATTAN BANK, as Agent.

                   W I T N E S S E T H:

     WHEREAS, the Company, the Banks and the Agent are parties to the Amended and Restated Credit Agreement referred to above (as heretofore amended, the "Credit
Agreement") pursuant to which the Banks have agreed to extend credit to the Company as provided therein;

     WHEREAS, the Company has requested the Banks and the Agent to amend the Credit Agreement as hereinafter set forth;

     WHEREAS, the Majority Banks and the Agent are agreeable to such amendment on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

Section 1.  Definitions.

     All terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

Section 2.  Amendments to the Agreement.

2.1 Section 1.01 of the Credit Agreement is hereby amended by inserting the new following definitions in the appropriate alphabetical order:

    "Amendment No. 5" shall mean Amendment No. 5 dated as of
     July 23, 1999 to this Agreement.

    "Amendment No. 5 Effective Date " shall mean the effective date of Amendment No. 5.


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

    "EBITDA" shall mean , for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following for such period: (a) net income for such period plus (b) to the extent deducted in computing such net income, the sum of (i) income tax expense, plus (ii) depreciation and amortization for such period (including amortization of any goodwill or other intangibles), plus
     (iii) Interest Expense for such period plus (iv) all other non-cash, extraordinary charges minus (c) to the extent added in computing such net income, the sum of (i) any gains and losses attributable to any fixed asset sales plus (ii) any non-cash, extraordinary gains.

    "Interest Coverage Ratio" means, as at any date, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Interest Expense for such period; provided that in calculating the Interest Coverage Ratio at any date prior to April 29, 2000, each component of the Interest Coverage Ratio shall be determined only for the period commencing on January 31, 1999 and ending on July 31, 1999, October 30, 1999 and January 29, 2000, as applicable.

2.2  The following definition in Section 1.01 of the Credit
Agreement is hereby amended and restated in its entirety:

     "Leverage Ratio" shall mean, as at any date of determination thereof, the ratio of (a) all Indebtedness of the Company and its Subsidiaries (determined on a consolidated basis, without duplication, in accordance with
      GAAP) as at such date to (b) EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date; provided that for the purposes of determining the Leverage Ratio for the fiscal quarters ending July 31, 1999 and October 30, 1999, EBITDA for the relevant period shall be deemed to equal EBITDA for the period from the beginning of the current fiscal year to the end of such fiscal quarter multiplied by 2 and 4/3, respectively.

2.3 Section 1.01 of the Credit Agreement is hereby amended by deleting in their entirety the following definitions:
"Debt to Capital Ratio", "Net Earnings", "Net Operating Profit", "NOP/Interest Charges Ratio", "Senior Funded Debt", "Tangible Net Worth" and "Total Liabilities".


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

2.4 Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "2.05 Facility Fee. (a) The Company shall pay to the Agent for the account of each Bank a facility fee on the daily average (whether used or unused) amount of such Bank's Commitment for the period from and including the Amendment No. 5 Effective Date to but not including the earlier of the date the Commitments are terminated or the Commitment Termination Date, at a rate per annum in accordance with the Pricing Schedule.

     (b)  Accrued facility fee shall be payable on each Quarterly
      Date and on the earlier of the date the Commitments are terminated or the Commitment Termination Date.

     (c) Notwithstanding anything herein to the contrary, all accrued and unpaid facility fee pursuant to Section 2.05 of this Agreement (as in effect immediately prior to the Amendment No. 5 Effective Date) shall be payable on the Quarterly Date immediately following such date."

     2.5 Section 2.11 of the Credit Agreement is hereby deleted in its entirety.

     2.6 Section 9.07 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "9.07  Leverage Ratio.  The Company will not permit the
      Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:

             Period                             Ratio
             ------                             -----

     From July 31, 1999
     through July 28, 2000                   4.50:1.0

     From July 29, 2000 through
     February 2, 2001                        4.25:1.0

     From February 3, 2001 through
     August 3, 2001                          4.00:1.0

     From August 4, 2001 through
     February 1, 2002                        3.75:1.0

     From February 2, 2002 and               3.50:1.0"
     thereafter


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

2.7 Section 9.08 of the Credit Agreement shall be deleted in its entirety and replaced with "[Intentionally Omitted]", and each reference thereto in the Credit Agreement shall be deleted.

2.8 Section 9.09 of the Credit Agreement shall be deleted in its entirety and replaced with "[Intentionally Omitted]", and each reference thereto in the Credit Agreement shall be deleted.

2.9 Section 9.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

     "9.10 Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio to be less than the following respective ratios as at the last day of any fiscal quarter ending during the following respective periods:

             Period                             Ratio
             ------                             -----

     From July 31, 1999
     through February 2, 2001                3.50:1.0

     From February 3, 2001 through
     August 3, 2001                          3.75:1.0

     From August 4, 2001 through
     February 1, 2002                        4.00:1.0

     From February 2, 2002 and               4.25:1.0
     thereafter



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

2.10 The Pricing Schedule is hereby amended in its entirety to read as follows:

"PRICING SCHEDULE

Each of the "Applicable Margin for Eurodollar Loans," "Applicable Margin for Base Rate Loans" and "Facility Fee" shall mean, for any day, the per annum rates set forth below in the column under such term and in the row corresponding to the "Leverage Ratio", based upon the Leverage Ratio as of the most recent determination date; provided that for the period from and after the Amendment No. 5 Effective Date until the third Business Day after delivery of the Company's unaudited consolidated financial statements for the fiscal quarter ending July 31, 1999, the "Applicable Margin for Eurodollar Loans," "Applicable Margin for Base Rate Loans" and "Facility Fee" shall be the applicable rate per annum set forth below in the row corresponding to the "Leverage Ratio" in the range of > 3.50:1 < or = 4.00:1:


Leverage Ratio          Applicable         Applicable
                        Margin for         Margin for
                        Eurodollar Loans   Base Rate Loans     Facility Fee



>4.00:1                         1.50%            0.50%                0.50%

> 3.50:1 < or = 4.00:1          1.30%            0.30%                0.45%

> or = 3.00:1 < or = 3.50:1     1.125%           0.125%               0.375%

< 3.00:1                        0.95%              0                  0.30%

For purposes of the foregoing (but subject to the proviso above), (a) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to Section 9.01(a) or (b) hereof and
(b) each change in the "Applicable Margin for Eurodollar Loans," "Applicable Margin for Base Rate Loans" and "Facility Fee" resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, for each day during any period that the Company's senior unsecured long-term debt that is not guaranteed by any other Person or subject to any credit enhancement shall be rated Ba2 or lower by Moody's Investors Service, Inc. and BB or lower by Standard & Poor's Ratings Services, the "Applicable Margin for Eurodollar Loans" and "Applicable Margin for Base Rate Loans" then in effect shall be increased by 0.40% per annum and the "Facility Fee" then in effect shall be increased by 0.10% per annum."


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

3.  Representations and Warranties.

     In order to induce the Majority Banks and the Agent to make this Amendment, the Company hereby represents that:

     (a) the execution and delivery of this Amendment and the performance of the Company thereunder and under the Credit Agreement as amended hereby (i) have been duly authorized by all necessary corporate action, will not violate any provision of law, or the Company's charter or by-laws, or result in the breach of or constitute a default, or require a consent, under any indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property may be bound or affected, and (ii) each of this Amendment and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

     (b) the representations and warranties in Section 8 of the Credit Agreement are true and correct as of the Amendment No. 5 Effective Date (as hereinafter defined) as if they were being made on such date and as if reference therein to the Credit Agreement (or words of similar import) referred to the Credit Agreement as amended hereby and to this Amendment; and

     (c) no Event of Default or event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing on the Amendment No.
5 Effective Date.

4.  Conditions of Effectiveness.

     This Amendment shall be effective (as of the date hereof) on the date when all of the following conditions shall have been met, and such date shall be the "Amendment
No. 5 Effective Date":

     (a) Counterparts of this Amendment shall have been executed by the Company, the Majority Banks and the Agent;


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

     (b) The Agent shall have received a certificate dated the Amendment No. 5 Effective Date specifying the names and titles and including specimen signatures of the officers authorized to sign this Amendment.

     (c) The Agent shall have received such legal opinions, documents and other instruments with respect to this Amendment and the transactions contemplated hereby as it may reasonably request.

     (d) The Company shall have paid to the Agent for the account of each Bank that has executed and delivered a counterpart of this Amendment on or prior to 5:00 p.m. (New York time) on July 23, 1999 (or has advised the Agent in a manner satisfactory to the Agent that such Bank has executed this Amendment on or prior to such time) an amendment fee equal to 0.20% of the amount of such Bank's Commitment.

5.  Miscellaneous.

     (a) Except as specifically amended hereby, all the provisions of the Credit Agreement shall remain unchanged and in full force and effect, and the term "Credit
Agreement", and words of like import shall be deemed to refer to the Credit Agreement as amended by this Amendment unless otherwise provided herein or the context otherwise requires. Nothing herein shall affect the obligations of the Company under the Credit Agreement with respect to any period prior to the Amendment No. 5 Effective Date.

     (b) This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

                    THE PEP BOYS - MANNY, MOE & JACK

                    By        /s/ Michael J. Holden
                      ------------------------------
                       Title:


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

                    THE PEP BOYS - MANNY, MOE & JACK
                    OF CALIFORNIA,
                    as a Guarantor


                    By        /s/ Michael J. Holden
                      -------------------------------
                       Title:


                    PBY CORPORATION,
                    as a Guarantor

                    By        /s/ Michael J. Holden
                      -------------------------------
                       Title:


                    PEP BOYS - MANNY, MOE & JACK
                    OF DELAWARE, INC.,
                    as a Guarantor

                    By        /s/ Michael J. Holden
                      -------------------------------
                       Title:



                    PEP BOYS - MANNY, MOE & JACK
                    OF PUERTO RICO, INC.,
                    as a Guarantor

                    By        /s/ Michael J. Holden
                      -------------------------------
                       Title:



                    CARRUS SUPPLY CORPORATION,
                    as a Guarantor

                    By        /s/ Michael J. Holden
                      -------------------------------
                       Title:



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

                    BANKS

                    THE CHASE MANHATTAN BANK,
                    as Agent and a Bank

                    By        /s/ Lee Brennan
                      -------------------------------
                       Title: Vice President


                    BANK OF AMERICA NT&SA

                    By        /s/ Timothy H. Spanos
                      -------------------------------
                       Title: Senior Vice President




                    SUN TRUST BANKS INC.

                    By        /s/ Laura G. Harrison
                      -------------------------------
                       Title: Assistant Vice President



                    FIRST UNION NATIONAL BANK

                    By        /s/ Irene Rosen Marks
                      -------------------------------
                       Title: Vice President


                    PNC BANK

                    By        /s/ Brennan T. Danile
                      -------------------------------
                       Title: Assistant Vice President


                    FLEET BANK

                    By        /s/ Thomas J. Bullard
                      -------------------------------
                       Title: Vice President


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

                    UNION BANK OF CALIFORNIA

                    By        /s/ Cecilia M. Valente
                      --------------------------------
                       Title: Senior Vice President


                    CREDIT SUISSE FIRST BOSTON

                    By        /s/ Jay Chall
                      -------------------------------
                       Title: Director

                    By        /s/ James H. Lee
                      -------------------------------
                       Title: Assistant Vice President



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